UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
April 27, 2020
Date of Report (Date of earliest event reported)
Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition
On April 27, 2020, Universal Insurance Holdings, Inc. (the "Company") issued a press release announcing its financial results for the fiscal quarter ended March 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events

The Company is updating its Risk Factors disclosure in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as follows:

The COVID-19 pandemic could have material and long-term adverse consequences on our financial condition, results of operations and liquidity and capital resources

The public health crisis created by the COVID-19 pandemic and the resulting and continuing impact on the global, national and local economies, as well as on the American workforce, could significantly disrupt and materially impact our business, including:
•our ability to successfully maintain operations and meet the costs associated with those operations while maintaining the safety and wellness of our employees, independent agents, policyholders and vendors;
•the impact on demand for our products by agents and policyholders during the current protracted economic downturn;
•the ability or willingness of policyholders to pay premiums;
•prompt payment of receivables by reinsurers and policyholders;
•a decline in the value of our investment securities, which make up a significant portion of our financial resources;
•a decline in the credit ratings of our debt securities;
•our ability to meet regulatory requirements;
•our ability to attract and retain, and to effectively train and supervise, employees;
•our ability to anticipate, understand and respond to potential changes in consumer or employee behaviors and preferences arising from past and future directives and guidance related to social distancing, teleworking and similar considerations; or
•our ability to maintain relationships with key vendors, and those vendors’ willingness or ability to perform services for us as expected.

As a provider of services typically categorized as essential, we are required to maintain operations and continue to pay claims to policyholders. Uncertainty around claims patterns including impediments to adjusting claims in the field could negatively impact our ability to timely and properly pay claims and establish reserves. Access to capital, if needed, could be hampered, and the cost of external capital could be elevated.

Broader adverse economic consequences and losses incurred by reinsurers as a result of COVID-19 could erode capital and contribute to an increase in the cost of reinsurance as well as an increase in counterparty credit risk. Possible legislative, regulatory or judicial actions that encourage or mandate premium payment grace periods, prevent cancellations for non-payment of premium, require us to cover losses when our policies did not provide coverage or excluded coverage, or order us to provide premium refunds or make other accommodations, could reduce our liquidity and increase both our losses and operating costs. Forced liquidation of stressed investment securities could result in realized losses during periods of dysfunction and volatility in capital markets. An increase in the demand and frequency of reporting by regulators could place stress on our ability to accurately and timely meet those and existing demands, and a delay or denial in regulatory rate approvals could contribute to financial stress. While most of our workforce is continuing to work remotely, we could become more vulnerable to cyberthreats.

The extent to which COVID-19 impacts our business will depend on future developments, and while we are not able to estimate the impact that COVID-19 will have on our financial results and financial condition, it could be material. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in “Part I, Item 1A—Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

99.1	Press Release, dated April 27, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2020	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Frank C. Wilcox
	Name:	Frank C. Wilcox
	Title:	Chief Financial Officer